RUBY TUESDAY, INC.

2005 DEFERRED COMPENSATION PLAN

RUBY TUESDAY, INC.
2005 DEFERRED COMPENSATION PLAN

-i-

RUBY TUESDAY, INC.
2005 DEFERRED COMPENSATION PLAN

        THIS INDENTURE is made on the 5th day of January, 2005, by RUBY TUESDAY, INC., a corporation duly organized and existing under the laws of the State of Georgia (the “Primary Sponsor”).

W I T N E S S E T H:

        WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Deferred Compensation Plan, which was last restated on November 26, 2002; and

        WHEREAS, the Primary Sponsor desires to freeze the Ruby Tuesday, Inc. Deferred Compensation Plan and adopt a new plan designed to conform to the requirements of the American Jobs Creation Act of 2004.

        NOW, THEREFORE, the Primary Sponsor does hereby adopt the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan, effective January 1, 2005, to read as follows:

SECTION 1
DEFINITIONS

        Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following words and phrases shall, when used herein, have the meanings set forth below:

        1.1      “Account” means the bookkeeping accounts established and maintained by the Plan Administrator to reflect the interest of a Member under the Plan and shall include the following:

                   (a)        “Employee Deferred Account” which shall reflect a Member’s interest in contributions credited to a Member pursuant to Plan Section 3, as adjusted pursuant to
                                 Section 4.

                   (b)        “Company Matching Account” which shall reflect a Member’s interest in contributions credited to a Member pursuant to Plan Section 4, as adjusted pursuant to
                                 Section 4.

        1.2      “Accrued Benefit” means the balance of a Member's Account.

        1.3      “Affiliate” means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor, (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o); and (e) any other entity formally designated as an “Affiliate” by the Primary Sponsor.

        1.4      “Annual Bonus” means an amount paid to an Employee as a performance-based payment as a component of his Annual Compensation, but which is specifically classified as an annual bonus payment by the Plan Sponsor.

        1.5       “Annual Compensation” means “Annual Compensation,” as that term is defined under the Ruby Tuesday, Inc. Salary Deferral Plan, as amended from time to time, for purposes of making contributions pursuant to a salary deferral election, as the same may be amended from time to time, but without regard to the limitation on compensation that may be recognized under Code Section 401(a)(17), plus any Deferral Amounts credited to a Member during the Plan Year and amounts which are contributed by the Company pursuant to a salary reduction agreement and which are not includable in the gross income of the Member under Code Sections 125, 132(f)(4), 402(g)(3), or 457.

        1.6      “Beneficiary” means the person or trust that a Member designated most recently in writing to the Plan Administrator; provided, however, that if the Member has failed to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, the “Beneficiary” means (a) the Member’s spouse or (b) if no spouse is alive, the Member’s surviving children, or (c) if no children are alive, the Member’s parents, or (d) if no parent is alive, the legal representative of the deceased Member’s estate. Changes in designations of Beneficiaries may be made upon written notice to the Plan Administrator in such form as the Plan Administrator may prescribe.

        1.7       “Board of Directors” means the Board of Directors of the Primary Sponsor.

        1.8       “Code” means the Internal Revenue Code of 1986, as amended.

        1.9      “Deferral Amount” means an amount credited to the Employee Deferred Account of a Member at the election of a Member pursuant to Plan Section 3.

        1.10      “Effective Date” means, as to the Primary Sponsor, January 1, 2005, and as to each other Plan Sponsor which adopts the Plan, the date designated as such by the adopting Plan Sponsor.

        1.11      “Eligible Employee” means any person who is a “highly compensated employee,” within the meaning of Code Section 414(q), as amended.

        1.12      “Employee” means any person who is employed by a Plan Sponsor or an Affiliate for purposes of the Federal Insurance Contributions Act.

        1.13       “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

        1.14       “Entry Date” means the first day of each payroll period.

        1.15      “Fund” means the amount at any given time of cash and other property held by the Trustee pursuant to the Plan.

        1.16      “Investment Fund” means such subfunds of the Fund as may be established by the Plan Administrator for the investment of Accounts.

        1.17      “Member” means any Eligible Employee or former Eligible Employee who has become a participant in the Plan, for so long as his benefits hereunder have not been paid out.

        1.18      “Plan” means the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan, as amended from time to time.

        1.19      “Plan Administrator” means the organization or person designated by the Primary Sponsor to administer the Plan or, in the absence of any such designation, the Primary Sponsor.

        1.20      “Plan Sponsor” means individually the Primary Sponsor and any other Affiliate or other entity which has adopted the Plan.

        1.21      “Plan Year” means the calendar year.

        1.22      “Trust” means the grantor trust maintained by the Primary Sponsor as a source for the payment of benefit obligations under the Plan.

        1.23      “Trustee” means the trustee under the Trust.

        1.24      “Unforeseeable Emergency” means a severe hardship to the Member resulting from an illness or accident of the Member, the Member’s spouse, or a dependent (as defined in Code Section 152(a)) of the Member, loss of the Member’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Member.

        1.25      “Valuation Date” means each regular business day of the entity maintaining the investments in which the Investment Funds are invested.

SECTION 2
ELIGIBILITY

        2.1      Each Eligible Employee shall become a Member as of the Entry Date coinciding with or next following the date on which the Eligible Employee is identified by the Plan Administrator as a “highly compensated employee,” within the meaning of Code Section 414(q), as amended; provided, however, if the Employee is a new hire, the determination shall be based upon the Employee’s projected Annual Compensation.

        2.2      A Member who ceases to be an Eligible Employee will no longer be eligible to make further deferrals under the Plan pursuant to Plan Section 3, but shall continue to be subject to all other terms of the Plan so long as he remains a Member of the Plan.

        2.3      Subject to the provisions of Code Section 409A and regulatory guidance promulgated thereunder, in the event the Member participates in a plan of a Plan Sponsor or Affiliate intended to qualify under Code Section 401(a) and containing a tax-qualified cash or deferred arrangement qualified under Code Section 401(k), the Member shall be suspended from continued participation under this Plan to the extent required by such other plan as a result of a hardship withdrawal made by such Member under such other plan.

SECTION 3
DEFERRAL ELECTIONS

        3.1      (a)        A Member who is an Eligible Employee may elect to defer under the Plan a portion of the Annual Compensation (exclusive of any Annual Bonus) otherwise payable to him for a Plan Year, which amount shall be at least one percent (1%) of Annual Compensation (exclusive of any Annual Bonus) and shall be in increments of one percent (1%) but not in excess of fifty percent (50%) of Annual Compensation (exclusive of any Annual Bonus), less all applicable withholdings.

                   (b)        For Plan Years beginning on and after January 1, 2006, a Member who is an Eligible Employee may elect to defer under the Plan a portion of any Annual Bonus otherwise payable to him in the Plan Year, which amount shall be at least one percent (1%) of any such Annual Bonus and shall be in increments of one percent (1%) of the Annual Bonus, but not in excess of fifty percent (50%) of the Annual Bonus, less all applicable withholdings.

                   (c)        A Member’s total Deferral Amounts for any Plan Year under this Section 3 may not exceed the Code Section 402(g) limitation, as adjusted annually for inflation. If the Member would be eligible to make catch-up contributions were the Plan an “applicable employer plan” under Code Section 414(v), then the foregoing limit shall be increased by the catch-up contribution limit applicable to the Plan Year under Code Section 414(v) and regulatory guidance promulgated thereunder.

        3.2      All elections to defer Annual Compensation under this Section 3 shall be irrevocable and may only be made pursuant to an agreement between the Member and the Plan Sponsor which shall be in such form and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the amount of the Annual Compensation of the Member that the Member desires to defer.

                   (a)        No election to defer a portion of a Member’s Annual Compensation (exclusive of any Annual Bonus) may be made later than the last day of the calendar year immediately preceding the Plan Year in which the Annual Compensation will be earned. Notwithstanding the above, in the case of the first Plan Year in which an Eligible Employee becomes a Member, the Plan Administrator may, at its discretion, allow the Member to make an election to defer a portion of the Member’s Annual Compensation (exclusive of any Annual Bonus) that will be payable to him for that Plan Year within thirty (30) days after the date the Employee becomes an Eligible Employee.

                   (b)        No election to defer the portion of a Member’s Annual Bonus may be made later than six months prior to the last day of the performance period for which the Annual Bonus is payable.

SECTION 4
PLAN SPONSOR CONTRIBUTIONS

        4.1      (a)        Each Plan Sponsor proposes to credit on behalf of each Member employed by that Plan Sponsor for allocation to that Member’s Company Matching Account an amount equal to (A) twenty percent (20%) of the Deferral Amounts of a Member in the case of a Member who has been employed by a Plan Sponsor for at least three (3) years, but fewer than ten (10) years; (B) thirty percent (30%) of the Deferral Amounts of a Member in the case of a Member who has been employed by a Plan Sponsor for at least ten (10) years, but fewer than twenty (20) years; or (C) forty percent (40%) of the Deferral Amounts of a Member in the case of a Member who either (I) has been employed by a Plan Sponsor for at least twenty (20) years or (II) is designated by the Plan Administrator, with the consent of the Plan Sponsor, as one of a select group of Members to receive such a matching credit.

                   (b)        Plan Sponsor contributions made pursuant to this Section 4 may be made in cash or in kind at the discretion of the Plan Sponsor.

                   (c)        For purposes of determining matching amounts to be credited to a Member’s Company Matching Account under this Section 4, all or a portion of a Member’s years of employment with a predecessor employer may be counted if at the time the individual became an Employee, or as soon as practicable thereafter, the Plan Sponsor adopts resolutions providing for the counting of such years of employment in favor of that Member or of a group or category of individuals that included the Member. The counting of any such years of employment shall be specified in those resolutions and shall be subject to such conditions, if any, provided therein.

SECTION 5
CREDITING ACCOUNTS

        5.1      As soon as reasonably practicable after the date of withholding by the Plan Sponsor, Deferral Amounts previously elected by a Member shall be credited to the Member’s Employee Deferred Account.

        5.2      As of the last Valuation Date of each Plan Year or any earlier Valuation Dates as may be selected by the Plan Administrator, the amounts to be credited for the applicable period pursuant to Plan Section 4 on behalf of a Member shall be credited to the Member’s Company Matching Account.

        5.3      Except as otherwise provided in the Plan and Trust, as of each Valuation Date, the Trustee shall determine the net income or net loss of the Fund as hereinafter set forth. The net income or net loss of the Accounts shall be determined separately by the Trustee and allocated to each Member’s Account as follows:

                   (a)        To the cash income, if any, since the last Valuation Date, there shall be added or subtracted, as the case may be, any net increase or decrease, since the last Valuation Date, in the fair market value of the assets of each Investment Fund, any gain or loss on the sale or exchange of assets of the Investment Fund since the last Valuation Date, accrued interest since the last Valuation Date with respect to any interest bearing security as to which the purchaser would be required to pay such accrued interest in addition to the quoted price, the amount of any dividend which shall have been declared since the last Valuation Date but not paid on shares of stock owned by the Investment Fund if the market quotation used in determining the value of such shares is ex-dividend, and the amount of any other assets of the Investment Fund determined by the Trustee to be income since the last Valuation Date.

                   (b)        From the sum thereof there shall be deducted all charges, expenses, and liabilities accrued since the last Valuation Date which are proper under the provisions of the Plan and Trust and which in the discretion of the Trustee are properly chargeable against income of the Investment Fund for the period.

        The net income or net loss so determined shall be allocated as of the Valuation Date to the Accounts of each Member in the proportion that the balance of the Member’s Account invested in the Investment Fund as of the preceding Valuation Date bears to the total value of all Members’ Accounts invested in the Investment Fund as of the preceding Valuation Date.

                   (c)        Subject to the other provisions of this Section and such other rules as may be promulgated by the Plan Administrator from time to time:

                                (1)        a Member may select how new Deferral Amounts and his existing Employee Deferred Account are to be invested among the Investment Funds; and

                                (2)        a Member’s new matching credits and his existing Company Matching Account are to be invested in parallel among the Investment Funds as selected by the Member for the investment of new Deferral Amounts and his existing Employee Deferred Account, as applicable.

        Notwithstanding the foregoing, upon prior written notice to a Member, the Plan Administrator may revise or give no effect to a Member’s investment selections. If no investment election has been properly or timely filed with the Plan Administrator or if the Plan Administrator, upon prior written notice to the Member, modifies the Member’s election, an Account shall be credited with the net income or net loss of the investment selected by the Plan Administrator.

SECTION 6
UNFORESEEABLE EMERGENCY PAYMENTS

        6.1      Unforeseeable Emergency Payments. Prior to the time that payments otherwise become due in accordance with the provisions of the Plan, the Plan Administrator may pay all or a portion of a Member’s Deferral Amounts (reduced by negative rates of return experienced); provided, however, that any such distribution shall be made only if the Member demonstrates that he is suffering from an Unforeseeable Emergency. For the purposes of this Section 6, the Plan Administrator shall have the sole and absolute discretion, which shall be exercised in a nondiscriminatory and uniform manner, to determine if an Unforeseeable Emergency exists with respect to a Member.

        6.2      Applicable Procedures. Unforeseeable Emergency payments shall be made to a Member only in accordance with such rules, policies, procedures, restrictions, and conditions as the Plan Administrator may from time to time adopt. Any determination of the acceptance or denial of a request for an Unforeseeable Emergency payment shall be made by the Plan Administrator as soon as practicable after the Member’s request is approved in accordance with rules applied in a uniform and nondiscriminatory manner. A payment under this Section 6 shall be made in a lump sum in cash to the Member and shall be charged against the Member’s Employee Deferred Account as of the Valuation Date coinciding with or immediately following the date of the payment.

SECTION 7
OTHER PAYMENT OF BENEFITS

        7.1      (a)        A Member may elect, at the time of a deferral election for a given Plan Year, to receive payment of the amount deferred by such election, and all earnings attributable thereto, in any of the following forms at the times indicated:

                              (1)        a lump sum distribution in the January of the year of the Member’s choice or, if earlier, in the month of January following the calendar year in which the Member terminates employment; or

                              (2)        in annual installments for a period not to exceed ten (10) years commencing in the January of the year of the Member’s choice or, if earlier, commencing in the month of January following the calendar year in which the Member terminates employment.

                   (b)        For amounts deferred for any given Plan Year, and all earnings attributable thereto, in which an election pursuant to Plan Section 7.1(a) or Section 7.1(c) is not validly in effect, the distribution of such amount and earnings shall occur in the form of a lump sum distribution no later than the January immediately following the later of a Member’s termination of employment or the Member’s attainment of age 55. Notwithstanding the foregoing, if a Member is still employed by a Plan Sponsor upon the attainment of age 65, payment of any such deferrals, and all earnings attributable thereto, that are subject to this Section 7.1(b) shall be made in the form of a lump sum distribution no later than the end of the January following the year in which the Member attains age 65. Transfer of a Member from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a termination of employment by the Member.

                   (c)        A Member may elect to change the timing and/or form of payment that is in effect pursuant to Plan Section 7.1(a) or Plan Section 7.1(b) if (1) such redeferral election does not take effect until twelve (12) months following the date on which the redeferral election is made, (2) the first payment with respect to which the redeferral is made is deferred for at least five (5) years from the date the payment would otherwise have been made, and (3) in the instance of a redeferral for a payment to be made at a fixed time or pursuant to a fixed schedule, the redeferral election does not occur less than twelve (12) months before the date of the first scheduled payment. At the time of such redeferral election, the Member may elect to receive the distribution in one of the forms permitted under Plan Section 7.1(a). No election pursuant to this Section 7.1(c) will be permitted that accelerates a payment or provides for a payment form that would cause the Member’s Accrued Benefit to be included in the gross income of the Member prior to the taxable year containing the date(s) selected under the redeferral election as a result of the requirements under the provisions of Code Section 409A and the regulatory guidance promulgated thereunder.

                   (d)        Notwithstanding Plan Sections 7.1(a) through 7.1(c), if the Plan Administrator determines that a Member is a key employee as defined in Code Section 415(i) (without regard to paragraph (5) thereof), as further modified pursuant to any regulatory guidance issued under Code Section 409A, the Member’s lump sum payment or, if applicable, the first installment of any installment method of payment will be paid as of the later of six (6) months following the Member’s termination of employment or the distribution date otherwise in effect.

        7.2      Death Benefits.

                   (a)        Upon the death of a Member who dies prior to the date on which he is entitled to the commencement of payments of his Accrued Benefit, the Member’s Beneficiary shall be entitled to the full value of the Member’s Accrued Benefit. The form of payment of the Accrued Benefit shall be in a lump sum and payment shall be made no later than sixty (60) days after the death of the Member.

                   (b)        Upon the death of a Member who is no longer an Employee, but prior to the complete payment of his Accrued Benefit, the Member’s Beneficiary shall be entitled to receive the unpaid portion of the Member’s Accrued Benefit. These payments shall be made according to the manner and method by which payments were being made to the Member during his lifetime, except as provided by Plan Section 7.2(d).

                   (c)        If, subsequent to the death of a Member, the Member’s Beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary, if any, or the Beneficiary listed under Subsection (a), (b) or (c) of the Plan Section containing the definition of the term “Beneficiary” shall generally be entitled to receive benefits under the Plan. However, if the deceased Beneficiary was the Member’s spouse at the time of the Member’s death, or if no successor Beneficiary shall have been designated by the Member and be alive and no Beneficiary listed under Subsection (a), (b) or (c) of the Plan Section containing the definition of the term “Beneficiary” shall be alive, the Member’s unpaid vested Accrued Benefit shall be paid to the personal representative of the deceased Beneficiary’s estate.

                   (d)        If the Beneficiary is the estate of the Member, the Plan Sponsor shall make payment of the unpaid balance of the Member’s Account in the form of a single lump-sum payment equal to the unpaid balance of the Member’s Account as of the Valuation Date immediately preceding payment. Payment of the Member’s Accrued Benefit shall be made no later than sixty (60) days after the death of the Member.

        7.3      The portion of a Member’s Accrued Benefit to be paid under this Section 7 shall be determined as of the Valuation Date coinciding with or immediately preceding the date on which the distribution is processed for payment, increased by any Deferral Amounts and amounts credited pursuant to Plan Section 4 thereafter.

SECTION 8
ADMINISTRATION OF THE PLAN

        8.1      Operation of the Plan Administrator. The Primary Sponsor shall be the Plan Administrator, unless it appoints another Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice or resignation to the Primary Sponsor. Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor.

        8.2      Duties of the Plan Administrator.

                   (a)        The Plan Administrator shall perform any act which the Plan authorizes or requires of the Plan Administrator by action taken in compliance with the Plan and may designate in writing other persons to carry out its duties under the Plan. The Plan Administrator may employ persons to render advice with regard to any of the Plan Administrator’s duties.

                   (b)        The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Member or Beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all Members and Beneficiaries, subject to the provisions of the Plan and subject to applicable law.

                   (c)        The Plan Administrator shall furnish Members and Beneficiaries with all disclosures now or hereafter required by ERISA. The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan.

                   (d)        The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or under applicable law.

                   (e)        Each Plan Sponsor shall indemnify and hold harmless each person constituting the Plan Administrator from and against any and all claims and expenses (including, without limitation, attorney’s fees and related costs) arising in connection with the performance by the person of his duties in that capacity, other than any of the foregoing arising in connection with the willful neglect or willful misconduct of the person acting.

        8.3      Action by the Primary Sponsor or a Plan Sponsor. Any action to be taken by the Primary Sponsor or a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the board of directors or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend, modify or terminate the Plan or to determine the basis of any payment obligations of any Plan Sponsor.

SECTION 9
CLAIM REVIEW PROCEDURE

        9.1      (a)        Notice of Denial. If a Member or a Beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall the extension exceed a period of ninety (90) days from the end of such initial period. In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period. Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Plan Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

                   (b)        Contents of Notice of Denial. If a Member or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

                                (1)        the specific reasons for the denial;

                                (2)        specific references to the pertinent provisions of the Plan on which the denial is based;

                                (3)        a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                                (4)        an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Sections 502(a) of ERISA following an adverse benefit determination on review.

                   (c)        Right to Review. After receiving written notice of the denial of a claim, a claimant or his representative shall be entitled to:

                                (1)        request a full and fair review of the denial of the claim by written application to the Plan Administrator;

                                (2)        request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

                                (3)        submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator; and

                                (4)        a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                   (d)        Application for Review. If a claimant wishes a review of the decision denying his claim to benefits under the Plan, he must submit the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial.

                   (e)        Hearing. Upon receiving such written application for review, the Plan Administrator may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator received such written application for review.

                   (f)        Notice of Hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing.  The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

                   (g)        Counsel. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

                   (h)        Decision on Review. No later than sixty (60) days following the receipt of the written application for review, the Plan Administrator shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Plan Administrator determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days after the date of receipt of the written application for review. If the Plan Administrator determines that the extension of time is required, the Plan Administrator shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its decision on review. In the case of a decision adverse to the claimant, the Plan Administrator shall provide to the claimant written notice of the denial which shall include:

                                (1)        the specific reasons for the decision;

                                (2)        specific references to the pertinent provisions of the Plan on which the decision is based;

                                (3)        a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

                                (4)        an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review.

SECTION 10
LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY
INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

        10.1      No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law.

        10.2      If any person who shall be entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit under the Plan, then the payment of any such benefit in the event a Member or Beneficiary is entitled to payment shall, in the discretion of the Plan Administrator, cease and terminate and in that event the Plan Administrator shall hold or apply the same for the benefit of such person, his spouse, children, other dependents or any of them in such manner and in such proportion as the Plan Administrator shall determine.

        10.3      Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

        10.4      Whenever the Plan Administrator cannot, within a reasonable time after payments are to commence, locate any person to or for the benefit of whom such payments are to be made, after making a reasonable effort to locate such person, the Plan Administrator may direct that the payment and any remaining payments otherwise due to the Member be cancelled on the records of the Plan, except that in the event the Member later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the Plan Sponsor shall re-credit the Member’s account and provide for payment of the re-credited amount to the Member as soon as administratively feasible.

SECTION 11
LIMITATION OF RIGHTS

        Membership in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.

SECTION 12
AMENDMENT TO OR TERMINATION OF THE PLAN

        12.1      The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan. No such modifications or amendments shall have the effect of retroactively changing or depriving Members or Beneficiaries of benefits already accrued under the Plan. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan. Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan.

        12.2      Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor. Any termination by a Plan Sponsor shall not be a termination as to any other Plan Sponsor.

        12.3      If the Plan is terminated by the Primary Sponsor it shall terminate as to all Plan Sponsors.

        12.4      Upon the termination of the Plan by a Plan Sponsor, all contributions by such Plan Sponsor and all contributions by the Members attributable to the Plan Sponsor shall cease immediately. Distributions from the Plan shall continue to occur pursuant to the provisions of Plan Section 6 and Plan Section 7, as applicable.

SECTION 13
ADOPTION OF PLAN BY AFFILIATES

        Any corporation or other business entity related to the Primary Sponsor by function or operation and any Affiliate, if the corporation, business entity or Affiliate is authorized to do so by written direction adopted by the Board of Directors, may adopt the Plan by action of the board of directors or other appropriate governing body of such corporation, business entity or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption by the adopting corporation, or business entity or Affiliate. The resolution shall state and define the Effective Date of the adoption of the Plan by the Plan Sponsor.

SECTION 14
MISCELLANEOUS

        14.1      All payments provided under the Plan shall be paid from the general assets of the applicable Plan Sponsor and no separate fund shall be established to secure payment. Notwithstanding the foregoing, the Primary Sponsor may establish a grantor trust to assist it and other Plan Sponsors in funding Plan obligations, and any payments made to a Member or Beneficiary from such trust shall relieve the Plan Sponsor from any further obligations under the Plan only to the extent of such payment.

        14.2      Each Plan Sponsor shall withhold from any benefits payable under the Plan all federal, state and local income taxes or other taxes required to be withheld pursuant to applicable law.

        14.3      To the extent not preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

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        IN WITNESS WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the date first above written.

RUBY TUESDAY, INC.
By: /s/ Samuel E. Beall, III
Title: Chairman and Chief Executive Officer
ATTEST:
By: /s/ Scarlett May
Title: Secretary

          [CORPORATE SEAL]